Exhibit 99

ALBRECHT, VIGGIANO, ZURECK
      & COMPANY, P.C.

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                                25 SUFFOLK COURT
                                                             HAUPPAUGE, NY 11788
                                                                  (631) 434-9500

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Stockholders of
Smithtown Bancorp

We have audited the accompanying consolidated balance sheets of Smithtown Bancorp as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of Smithtown Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smithtown Bancorp at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with generally accepted accounting principles.


/s/ Albrecht, Viggiano, Zureck & Company, P.C.

Albrecht, Viggiano, Zureck & Company, P.C.
Hauppauge, New York
January 17, 2003